CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of Kerr-McGee Corporation to register an additional 950,000 shares of common stock under the Long Term Incentive Program of our report dated February 16, 1996, incorporated by reference or included in the Kerr-McGee Corporation Annual Report on Form 10-K for the year ended December 31, 1995.



                               (ARTHUR ANDERSEN LLP)
                                ARTHUR ANDERSEN LLP




Oklahoma City, Oklahoma

       June 14, 1996